UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2009 (February 24, 2009)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 24, 2009, Bob Evans Farms, Inc. (the “Company”) entered into (1) the First Amendment (the “First Amendment”) to Note Purchase Agreement dated as of July 28, 2008 (the “2008 Note Purchase Agreement”) and (2) the Second Amendment (the “Second Amendment”) to Note Purchase Agreement dated as of July 28, 2004 (as amended, the “2004 Note Purchase Agreement”).
     Pursuant to the First Amendment, the 2008 Note Purchase Agreement was amended to reflect the following changes, among others:
•	if the Company or any Subsidiary is or becomes a party to any agreement with respect to any Indebtedness that includes financial covenants which are not included in the 2008 Note Purchase Agreement, or which would be more beneficial to the Noteholders than similar provisions contained in the 2008 Note Purchase Agreement, such new or additional covenants shall immediately be deemed incorporated by reference into the 2008 Note Purchase Agreement, and shall remain a part of the 2008 Note Purchase Agreement for so long as such covenant remains in effect and until the earlier of one year thereafter or until the Company delivers a compliance certificate under the 2008 Note Purchase Agreement relating to the next subsequent financial period indicating that the Company was in compliance with such covenant as of the end of such financial period;

•	the Company’s Consolidated Net Worth covenant was increased to the sum of (1) $480 million plus (2) an amount equal to 25% of positive Consolidated Net Income for each completed fiscal year, beginning with the fiscal year ending April 29, 2005, calculated on a cumulative basis for such entire period;

•	until October 23, 2009, and subject to the exceptions set forth below, the Company is prohibited from declaring, making or incurring any liability to declare or make any Restricted Payments, including (1) dividends or other distributions or payments on its capital stock or other equity interests, (2) the redemption or acquisition of its capital stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when made solely in exchange for such stock or other equity interests or contemporaneously from the net proceeds of a sale of such stock or other equity interests) and (3) any repayment, redemption, repurchase or other acquisition of the principal of any Subordinated Debt prior to the regularly scheduled maturity date thereof; provided, however, that the foregoing restrictions do not apply to (a) dividends paid on the Company’s common stock on a pro rata basis in the ordinary course of business to all holders of common stock not to exceed $0.16 per share per fiscal quarter, (b) distributions made pursuant to employment agreements, dividend reinvestment and stock purchase plans, stock option or equity plans or other benefit plans generally consistent with past practices or (c) distributions made in connection with the exercise of stock options or the vesting of equity awards by management or employees; and

•	the definition of Consolidated Income Available for Fixed Charges was amended to provide, with respect to each of the four successive fiscal quarters of the Company, commencing with the fiscal quarter ended January 23, 2009, that write downs recorded in the Company’s third quarter of fiscal 2009 related to the impairment of goodwill and other intangible assets in connection with the acquisition of Mimi’s Café in an amount not to exceed $67,962,000 in the aggregate, shall be added back to Consolidated Net Income in connection with the computation of such definition.
     In connection with the closing of the First Amendment, the Company paid a fee to each Noteholder in an amount equal to 0.15% of the unpaid principal balance of each Note held by such Noteholder. Capitalized terms used in the foregoing description of the First Amendment have the respective meanings set forth in the First Amendment or the 2008 Note Purchase Agreement, as applicable. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety to the full text of the First Amendment which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
     Pursuant to the Second Amendment, the 2004 Note Purchase Agreement was amended to reflect the following changes, among others:
•	if the Company or any Subsidiary is or becomes a party to any agreement with respect to any Indebtedness that includes financial covenants which are not included in the 2004 Note Purchase Agreement, or which would be more beneficial to the Noteholders than similar provisions contained in the 2004 Note Purchase Agreement, such new or additional covenants shall immediately be deemed incorporated by reference into the 2004 Note Purchase Agreement, and shall remain a part of the 2004 Note Purchase Agreement for so long as such covenant remains in effect and until the earlier of one year thereafter or until the Company delivers a compliance certificate under the 2004 Note Purchase Agreement relating to the next subsequent financial period indicating that the Company was in compliance with such covenant as of the end of such financial period;

•	the Company’s permitted Consolidated Indebtedness (calculated as of the end of each fiscal quarter) was decreased from 60% to 55% of Consolidated Capitalization;

•	until October 23, 2009, and subject to the exceptions set forth below, the Company is prohibited from declaring, making or incurring any liability to declare or make any Restricted Payments, including (1) dividends or other distributions or payments on its capital stock or other equity interests, (2) the redemption or acquisition of its capital stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when made solely in exchange for such stock or other equity interests or contemporaneously from the net proceeds of a sale of such stock or other equity interests) and (3) any repayment, redemption, repurchase or other acquisition of the principal of any Subordinated Debt prior to the regularly scheduled maturity date thereof; provided, however, that the foregoing restrictions do not apply to (a) dividends paid on the Company’s common stock on a pro rata basis in the ordinary course of business to all holders of common stock not to exceed $0.16 per share per fiscal quarter, (b) distributions made pursuant to employment agreements, dividend reinvestment and stock purchase plans, stock option or equity plans or other benefit plans generally consistent with past practices or (c) distributions made in connection with the exercise of stock options or the vesting of equity awards by management or employees; and

•	the definition of Consolidated Income Available for Fixed Charges was amended to provide, with respect to each of the four successive fiscal quarters of the Company, commencing with the fiscal quarter ended January 23, 2009, that write downs recorded in the Company’s third quarter of fiscal 2009 related to the impairment of goodwill and other intangible assets in connection with the acquisition of Mimi’s Café in an amount not to exceed $67,962,000 in the aggregate, shall be added back to Consolidated Net Income in connection with the computation of such definition.
     In connection with the closing of the Second Amendment, the Company paid a fee to each Noteholder in an amount equal to 0.15% of the unpaid principal balance of each Note held by such Noteholder. Capitalized terms used in the foregoing description of the Second Amendment without being defined therein have the respective meanings set forth in the Second Amendment or the 2004 Note Purchase Agreement, as applicable. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety to the full text of the Second Amendment which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     During its third-quarter conference call on February 11, 2008, the Company stated that its capital expenditures for the third fiscal quarter were $20.5 million, bringing its year-to-date fiscal 2009 capital expenditures to $67.8 million. After further analysis, the Company has determined that its actual capital expenditures for the third fiscal quarter were $26.9 million, bringing its year-to-date capital expenditures to $74.2 million. The updated capital expenditure totals do not alter the other information provided by the Company during the third-quarter conference call, including its fiscal 2009 estimate for capital expenditures in the range of $90 million to $95 million.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of business acquired. Not Applicable

(b)	Pro forma financial information. Not applicable

(c)	Shell company transactions. Not Applicable

(d)	Exhibits.

Exhibit No.	Description

4.1	First Amendment, dated as of February 24, 2009, to Note Purchase Agreement, dated as of July 28, 2008, by and between Bob Evans Farms, Inc. and the Purchasers named therein

4.2	Second Amendment, dated as of February 24, 2009, to Note Purchase Agreement, dated as of July 28, 2004, by and between Bob Evans Farms, Inc. and the Purchasers named therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: March 2, 2009	By:	/s/ Mary L. Garceau
Mary L. Garceau
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated March 2, 2009

Exhibit No.	Description

4.1	First Amendment, dated as of February 24, 2009, to Note Purchase Agreement, dated as of July 28, 2008, by and between Bob Evans Farms, Inc. and the Purchasers named therein

4.2	Second Amendment, dated as of February 24, 2009, to Note Purchase Agreement, dated as of July 28, 2004, by and between Bob Evans Farms, Inc. and the Purchasers named therein
Cincinnati — 764812